UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2007
Date of Report (Date of earliest event reported)

MGN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	0-50919	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#12 – 1730 Broadway Street
Coquitlam, British Columbia Canada	V3C 2M8
(Address of principal executive offices)	(Zip Code)

604-945-2405
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

MGN Technologies Inc. (“We” or the “Company”) has entered into debt settlement agreements with five creditors whereby a total of 20,482,600 common shares of the Company have been issued to the creditors as repayment and settlement of an aggregate of $1,024,130 of indebtedness on the basis of one share for each $0.05 of indebtedness. All shares issued have been issued pursuant to either Rule 506 of Regulation D of the Securities Act of 1933 (the “Act”) or Rule 903 of Regulation S of the Act and, as such, are restricted securities. Each creditor entered into a debt settlement agreement with the Company, together with an investment agreement that included representations, warranties and covenants regarding the restricted status of the securities. The Company has granted piggyback registration rights to the creditors. One of the creditors was DVRC, Inc., a private company controlled by Mr. Mark Jensen, who was issued 2,054,813 shares in consideration for the repayment and settlement of $102,740.67 of indebtedness.

A form of the debt settlement agreement executed between us and the creditors is attached hereto as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the debt settlement agreements, we have completed the following sales of equity securities in transactions that have not been registered under the Securities Act of 1933 (the “Act”) and that have not been reported on our previously filed periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

  On July 17, 2007, we entered into debt settlement agreements with three creditors whereby a total of 18,004,447 common shares of the Company have been issued to the creditors as repayment and settlement of an aggregate of $900,222.36 of indebtedness on the basis of one share for each $0.05 of indebtedness pursuant to Rule 903 of Regulation S of the Act. We did not pay any finders fees or commissions in connection with the completion of the offering. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. In the investment agreements delivered concurrently with the debt settlement agreements, the creditors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the shares for the account or benefit of a U.S. person. The investment agreements also included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The creditors agreed by execution of the investment agreement: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. Piggyback registration rights were granted to the creditors.

  On July 17, 2007, we entered into debt settlement agreements with two creditors whereby a total of 2,478,153 common shares of the Company have been issued to the creditors as repayment and settlement of an aggregate of $123,907.67 of indebtedness on the basis of one share for each

$0.05 of indebtedness pursuant to Rule 903 of Regulation S of the Act. DVRC, Inc. a private company controlled by Mark Jensen, our chief executive officer, was one of these creditors. We did not pay any finders fees or commissions in connection with the completion of the offering. We completed the offering of the shares pursuant to Rule 506 of Regulation D of the Act on the basis that the each creditor is an “accredited investor”, as defined in Rule 501(a) of Regulation D. In the investment agreements delivered concurrently with the debt settlement agreements, each creditor represented to us their status as an “accredited investor” and their intent to acquire the securities for investment purposes for their own account. The creditors agreed by execution of the investment agreement that the shares are “restricted securities” that cannot be resold unless registered under the Act or pursuant to an exemption from the registration requirements of the Act. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to exemptions from the registration requirements of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. Piggyback registration rights were granted to the creditors.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits

Exhibit	Description
10.1	Form of Debt Settlement Agreement (1)

(1)	Filed as an exhibit to this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGN TECHNOLOGIES, INC.

DATE: July 18, 2007	By:	/s/ Mark Jensen
Mark Jensen
President